Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

Free Writing Prospectus dated October 18, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.

You may withdraw your indication of interest at any time.

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